EXHIBIT 4.22

                            ABLE TELCOM HOLDING CORP.

             SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

         CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT ("AGREEMENT") dated as of February 4, 2000 between Able Telcom Holding Corp., a Florida corporation (the "COMPANY"), and each person or entity listed as an investor on SCHEDULE I to this Agreement (each, individually, an "INVESTOR" and, collectively, the "INVESTORS").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to sell and issue to the Investors, and the Investors wish to purchase from the Company, an aggregate of 5,000 shares of Series C Convertible Preferred Stock (the "SERIES C PREFERRED Stock"), having a par value per share equal to $0.10, at an aggregate price of $15,000,000, having the rights and privileges set forth in the Articles of Amendment setting forth the terms of the Series C Convertible Preferred Stock of the Company ("ARTICLES OF AMENDMENT") in the form of EXHIBIT 1.1A attached hereto, on the terms and conditions set forth herein; and

         WHEREAS, the Series C Preferred Stock will be convertible into shares ("COMMON SHARES") of common stock, $0.001 par value per share, of the Company ("COMMON STOCK"), pursuant to the terms of the Articles of Amendment, and the Investors will have registration rights with respect to such Common Shares and the Warrant Shares (as defined herein) pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Investors substantially in the form of EXHIBIT 4.2(F) hereto ("REGISTRATION RIGHTS Agreement"); and

         WHEREAS, to induce the Investors to purchase the Series C Preferred Stock, the Company has agreed to issue to the Investors warrants exercisable for 200,000 shares of Common Stock, in the form attached as EXHIBIT 1.1B (individually, a "WARRANT," and collectively, the "WARRANTS");

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

           PURCHASE AND SALE OF SERIES C PREFERRED STOCK AND WARRANTS

         Section 1.1

                  (a) ISSUANCE OF SERIES C PREFERRED STOCK AND WARRANTS. Upon the following terms and conditions, the Company shall issue and sell to each Investor, and each Investor severally shall purchase from the Company, an aggregate of 5,000 shares of Series C Preferred Stock, the number of shares of Series C Preferred Stock and the number of Warrants indicated next to such Investor's name on SCHEDULE I attached hereto.


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                  (b) PURCHASE PRICE. The aggregate purchase price for the
Series C Preferred Stock listed on SCHEDULE I (the "PURCHASE PRICE") shall be $15,000,000 (Fifteen Million U.S. Dollars), or $3,000 (3,000 U.S. Dollars) per share. Each Investor shall pay the aggregate purchase price listed opposite such Investor's name on the List of Investors attached as SCHEDULE I hereto.

                  (c) WARRANTS. The Company shall, on the Closing Date, issue to the Investors five-year Warrants to purchase in the aggregate 200,000 shares of Common Stock, which will have an exercise price equal to 115% of the Initial Conversion Price (as defined in the Articles of Amendment).

                  (d) THE CLOSING.

                                    (i) The closing of the purchase and sale of
                  the Series C Preferred Stock and the Warrants (the "CLOSING"), shall take place at the offices of Arnold & Porter, 555 12th Street N.W., Washington, D.C. ("INVESTORS' COUNSEL"), at 10:00 a.m., local time on the later of the following: (A) the date on which the last of the conditions set forth in Article IV hereof to be fulfilled and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (B) such other time and place and/or on such other date as the Investors and the Company may agree. The date on which the Closing occurs is referred to herein as the "CLOSING DATE".

                                    (ii) On the Closing Date, the Company shall
                  deliver to each Investor (A) a certificate or certificates (with the number of such certificates requested by such Investor) representing the shares of Series C Preferred Stock purchased hereunder by such Investor at the Closing registered in the name of the Investor or its nominee and (B) the Warrants registered in the name of such Investor or its nominee in such denominations as reasonably requested by such Investor, and such Investor shall deliver to the Company the Purchase Price for the shares of Series C Preferred Stock purchased by such Investor hereunder by wire transfer in immediately available funds to an account designated in writing by the Company. The delivery of payment by such Investor of the Purchase Price applicable to it as set forth in this paragraph shall constitute a payment delivered to the Company in satisfaction of such Investor's obligation to pay the Purchase Price hereunder. In addition, each of the Company and each Investor shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the applicable Closing.

         Section 1.2 DEFINITIONS. Each of the following terms is defined in the Section opposite such term:

                         DEFINED TERM                               SECTION
                         ------------                               -------
                  ACT                                               2.1(f)

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                  ADDITIONAL CLOSING                                5.2(b)
                  ADDITIONAL CLOSING DATE                           5.2(b)
                  AGREEMENT                                         Preamble
                  APPROVED MARKETS                                  2.1(d)
                  ARTICLES OF AMENDMENT                             Preamble
                  BEST EFFORTS                                      3.10
                  BY-LAWS                                           2.1(c)
                  CHARTER                                           2.1(c)
                  CLOSING                                           1.1(d)(i)
                  CLOSING DATE                                      1.1(d)(i)
                  COMMON SHARES                                     Preamble
                  COMMON STOCK                                      Preamble
                  COMPANY                                           Preamble
                  COMPANY PERMITS                                   2.1(t)
                  COMPUTER SYSTEM                                   2.1(ff)
                  CONVERSION DATE                                   3.2(a)
                  CONVERSION NOTICE                                 3.14
                  CONVERSION PRICE                                  3.9
                  EFFECTIVE REGISTRATION                            3.1
                  EXCHANGE ACT                                      2.1(f)
                  EXCHANGE AGREEMENT                                4.1(d)
                  INITIAL CONVERSION PRICE                          1.1(c)
                  INTELLECTUAL PROPERTY                             2.1(n)
                  INTERFERING EVENT                                 3.1
                  INVESTOR                                          Preamble
                  INVESTORS' COUNSEL                                1.1(d)(i)
                  LIQUIDATION VALUE                                 3.14
                  MATERIAL ADVERSE EFFECT                           2.1(a)
                  NASD                                              2.1(d)
                  OFFER                                             3.18
                  PREFERRED STOCK                                   2.1(c)
                  PURCHASE PRICE                                    1.1(b)
                  REGISTRATION DEADLINE                             5.1
                  REGISTRATION RIGHTS AGREEMENT                     Preamble
                  REGISTRATION STATEMENT                            2.1(f)
                  SEC                                               2.1(f)
                  SEC DOCUMENTS                                     2.1(f)
                  SERIES C PREFERRED STOCK                          Preamble
                  SHAREHOLDER APPROVAL                              3.14
                  TRADING DAYS                                      3.2(a)
                  TRADING PRICE                                     3.14
                  TRANSACTION DOCUMENT                              2.1(b)
                  WARRANT                                           Preamble
                  WARRANT SHARES                                    2.1(d)

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

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to each of the Investors as of the date hereof and on each Closing Date:

                  (a) ORGANIZATION AND QUALIFICATION; MATERIAL ADVERSE EFFECT. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Florida and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any direct or indirect subsidiaries other than the subsidiaries listed on EXHIBIT 2.1(A) attached hereto. Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. The Company and each subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means (i) any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and its subsidiaries or other entities controlled by such entity, taken as a whole and which is (either alone or together with all other adverse effects) material to such entity and its subsidiaries or other entities controlled by such entity taken as a whole, and
(ii) any condition or situation, whether or not a materially adverse effect, which would prohibit or otherwise adversely interfere with or affect the ability of any party to this Agreement to enter into or perform its obligations under, or to consummate the transactions contemplated by, this Agreement, the Registration Rights Agreement, the Articles of Amendment or the Warrants or any other agreement or document contemplated hereby or thereby.

                  (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Articles of Amendment, the Warrants and the Registration Rights Agreement (this Agreement, the Articles of Amendment, the Warrants and the Registration Rights Agreement being, individually, a "TRANSACTION DOCUMENT" and, collectively, the "TRANSACTION DOCUMENTS") and to consummate the transaction contemplated thereby and to issue the Series C Preferred Stock and Warrants in accordance with the terms hereof and thereof, and has duly filed with the Secretary of State of the State of Florida the Articles of Amendment, (ii) the execution and delivery of each Transaction Document by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Series C Preferred Stock, the Warrants, the Common Shares and the Warrant Shares have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) this Agreement has been, and on the Closing Date, the Warrants, the Articles of Amendment and the Registration Rights Agreement will be, duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution, issuance and delivery thereof each of the Transaction Documents shall constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                  (c) CAPITALIZATION. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 1,000,000 shares of convertible redeemable preferred stock, par value $0.10 per share (the "PREFERRED STOCK"); as of February 4, 2000, there are 15,300,000 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding; and 5,831,705 shares of Common Stock and no shares of Preferred Stock are reserved for issuance to persons other than the Investors. All of the outstanding shares of the Company's Common Stock and Preferred Stock have been validly authorized and issued and are fully paid and nonassessable. No shares of capital stock are entitled to preemptive rights; and there are as of the date hereof outstanding options for 4,690,000 shares of Common Stock and outstanding warrants for 779,505 shares of Common Stock (excluding the Warrants). Any shares of Preferred Stock issued or to be issued will be junior in all respects to the Series C Preferred Stock. Except as set forth on SCHEDULE 2(C), there are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable for or convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible or exchangeable into shares, of capital stock of the Company. Attached hereto as EXHIBIT 2.1(C)(I) is a true and correct copy of the Company's Certificate of Incorporation (the "CHARTER"), as in effect on the date hereof, and attached hereto as EXHIBIT 2.1(C)(II) is a true and correct copy of the Company's By-Laws (the "BY-LAWS"), as in effect on the date hereof.

                  (d) ISSUANCE OF COMMON SHARES. The Common Shares and the shares of Common Stock issuable upon the exercise of the Warrants (the "WARRANT SHARES") are duly authorized and reserved for issuance and, upon such conversion in accordance with the Articles of Amendment and/or exercise in accordance with the Warrants, such Common Shares and Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of any and all taxes, liens, claims and encumbrances, and entitled to be traded on the Nasdaq National Market or the American Stock Exchange or the New York Stock Exchange (collectively with the Nasdaq National Market, the "APPROVED MARKETS"), and the holders of such Common Shares and Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. The outstanding shares of Common Stock are currently listed on the Nasdaq National Market, and the Company has not received any notice (written or oral) from the Nasdaq National Market (or any other Approved Market where the Common Stock is currently listed) indicating that delisting of the Common Stock is under consideration.

                  (e) NO CONFLICTS. The execution, delivery and performance by the Company of each of the Transaction Documents, including the issuance of the Series C

Preferred Stock and the Warrants, the conversion of the Series C Preferred Stock into the Common Shares and the exercise of the Warrants into the Warrant Shares, the reservation of the Common Shares and Warrant Shares and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. The business of the Company and its direct and indirect subsidiaries is not being conducted in violation of, and is in compliance with, all applicable laws, ordinances and regulations of any governmental entity or the Company's Charter or By-Laws. Except for filings or registrations pursuant to applicable Federal, state or foreign securities laws that are expressly contemplated by the transactions contemplated herein and in the Registration Rights Agreement, the Company is not required under Federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it (x) to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Articles of Amendment or the Warrants, (y) to issue and sell the Series C Preferred Stock and the Warrants in accordance with the terms hereof, to issue the Common Shares upon conversion of the Series C Preferred Stock or to issue the Warrant Shares on exercise of the Warrants or (z) for the registration provisions provided in the Registration Rights Agreement.

                  (f) SEC DOCUMENTS; NO NON-PUBLIC INFORMATION; FINANCIAL STATEMENTS. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and, except as set forth on SCHEDULE 2.1(F), the Company is in full compliance with and has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC (all of the foregoing including all filings, exhibits, financial statements, schedules and documents incorporated by reference therein being referred to herein as the "SEC DOCUMENTS"). The Company has not directly or indirectly provided to the Investors any material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. Except as set forth on SCHEDULE 2.1(F), as of their respective dates, the SEC Documents complied (and as of its effective date, the Registration Statement (as defined in the Registration Rights Agreement) will comply) in all material respects with the requirements of the Exchange Act (or, in the case of such Registration Statement, the Securities Act of 1933, as amended (the "ACT")) and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents (or such Registration Statement), and none of the SEC

Documents contained (and, as of its effective date, such Registration Statement will not contain) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain (and, as of its effective date, such Registration Statement will contain) all material information concerning the Company, and no event or circumstance has occurred which would require the Company to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading on the date hereof or on the Closing Date but which has not been so disclosed (assuming for this purpose that the Company's reports filed under the Exchange Act are being incorporated into an effective Registration Statement filed by the Company under the Act). The financial statements of the Company included (or to be included) in the SEC Documents (or the Registration Statement) comply (or will comply) as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been (or will be) prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present (or will fairly present) in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (g) PRINCIPAL EXCHANGE/MARKET. The principal market on which the Common Stock is currently traded is the Nasdaq National Market.

                  (h) NO MATERIAL ADVERSE CHANGE. Except as declared in the SEC Documents, since October 31, 1998, no Material Adverse Effect has occurred or exists with respect to the Company or any of its subsidiaries, and no event or circumstance has occurred that with notice or the passage of time or both is reasonably likely to result in a Material Adverse Effect with respect to the Company or any of its subsidiaries.

                  (i) NO UNDISCLOSED LIABILITIES. The Company and its subsidiaries have no liabilities or obligations not disclosed in the SEC Documents, other than those liabilities incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since October 31, 1998, which liabilities, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or any of its direct or indirect subsidiaries.

                  (j) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstance has occurred or exists with respect to the Company or its direct or indirect subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

                  (k) NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf, has engaged in or conducted any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) with respect to or in connection with the offer or sale of the Series C Preferred Stock, the Warrants, the Common Shares or the Warrant Shares.

                  (l) NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor, to its knowledge, any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Series C Preferred Stock, the Warrants, the Common Shares or Warrant Shares under the Act.

                  The issuance of the Series C Preferred Stock, Warrants, Common Shares or Warrant Shares to the Investors will not be integrated with any other past or currently contemplated issuance of the Company's securities which requires stockholder approval under the rules of the Nasdaq National Market.

                  (m) [INTENTIONALLY OMITTED]

                  (n) INTELLECTUAL PROPERTY. The Company (and/or its wholly-owned subsidiaries) owns or has licenses to use certain patents, copyrights and trademarks ("INTELLECTUAL PROPERTY") associated with its business. The Company and its subsidiaries have all Intellectual Property rights which are needed to conduct the business of the Company and its subsidiaries as it is now being conducted or as proposed to be conducted as disclosed in the SEC Documents. Neither the Company nor any of its subsidiaries has any reason to believe that the Intellectual Property rights which it owns are invalid or unenforceable or that the use of such Intellectual Property by the Company or its subsidiaries infringes upon or conflicts with any right of any third party, and neither the Company nor any of its subsidiaries has received notice of any such infringement or conflict. Neither the Company nor any of its subsidiaries has knowledge of any infringement of its Intellectual Property by any third party.

                  (o) NO LITIGATION. Except as set forth in SCHEDULE 2.1(O) and in the SEC Documents, no litigation, arbitration, proceeding or claim (including those for unpaid taxes) against the Company or any of its subsidiaries is pending or, to the Company's knowledge, threatened, and no other event has occurred, which if determined adversely could singly or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected singly or in the aggregate to materially and adversely affect the transactions contemplated hereby. The legal proceedings described in the SEC Documents will not have such an effect on the transactions contemplated hereby, and will not have a Material Adverse Effect.

                  (p) BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Investor relating to this Agreement or the transactions contemplated hereby.

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

                  (q) ACKNOWLEDGEMENT OF DILUTION. The Company understands and acknowledges that the number of shares of Common Stock constituting Common Shares or Warrant Shares may increase substantially in certain circumstances, including the circumstance where the trading price of the Common Stock declines which may have a dilutive effect on the Common Stock. Subject to Section 3.14, the Company acknowledges that its obligation to issue Common Shares upon conversion of the Series C Preferred Stock and Warrant Shares upon exercise of the Warrants is absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of the Company.

                  (r) OTHER INVESTORS. Except as set forth on EXHIBIT 2.1(R), there are no outstanding securities issued by the Company that are entitled to registration rights under the Act. Except as set forth in EXHIBIT 2.1(R), there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock of the Company that have anti-dilution, preemptive or similar rights that would be affected or triggered by the issuance of the Series C Preferred Stock, the Common Shares, the Warrant Shares or the Warrants.

                  (s) CERTAIN TRANSACTIONS. Except as disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (t) PERMITS; COMPLIANCE. Each of the Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"). There is no action or proceeding pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits, except with respect to such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits. Since October 31, 1998, neither the Company nor any of its subsidiaries has received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

                  (u) INSURANCE. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its direct and indirect subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                  (v) INTERNAL ACCOUNTING CONTROLS. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (w) SHAREHOLDER RIGHTS PLAN. None of the acquisition of the Preferred Shares, Warrants, Common Shares or Warrant Shares, nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to, the conversion of the Preferred Shares or the exercise of the Warrants will, in any event or under any circumstance, trigger the poison pill provisions of any stockholders' rights agreement or any similar agreements currently in effect or to be adopted, or a substantially similar occurrence under any agreement or plan.

                  (x) ENVIRONMENTAL MATTERS. Except as otherwise disclosed in the SEC Documents, the Company and each of its subsidiaries is in compliance in all material respects with all applicable state and federal environmental laws, and no event or condition has occurred that may interfere with the compliance by the Company or any of its subsidiaries with any environmental law or that may give rise to any liability under any environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

                  (y) SOLVENCY.

                                    (i) The Company's fair saleable value of its
                  assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including contingent liabilities) as they mature.

                                    (ii) The Company's assets do not constitute
                  unreasonably small capital to carry out its business as now conducted and as proposed to be conducted including the Company's capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof.

                                    (iii) The Company does not intend to incur
                  debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The cash flow together with the proceeds received from the liquidation of the

                  Company's assets after taking into account all anticipated uses of the cash will at all times be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.

                                    (iv) The Company does not intend, and does
                  not believe, that final judgments against the Company in actions for money damages will be rendered at a time when, or in an amount such that, the Company will be unable to satisfy any such judgments promptly in accordance with their terms the Company's cash flow, after taking into account all other anticipated uses of the cash (including the payments on or in respect of debt referred to in paragraph (iii) above), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

                                    (v) Neither the Company nor any of its
                  subsidiaries is subject to any bankruptcy, insolvency or similar proceeding.

                  (z) TAXES. All federal, state, city and other tax returns, reports and declarations required to be filed by or on behalf of the Company or any of its subsidiaries have been filed and such returns are complete and accurate and disclose all taxes (whether based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital, properties or assets or otherwise) required to be paid in the periods covered thereby. Copies of all such returns have been provided to the Investors. All taxes shown on such returns and any deficiency assessments, penalties and interest have been paid. All taxes required to be withheld by or on behalf of the Company in connection with amounts paid or owing to any employees, independent contractor, creditor or other party have been withheld, and such withheld taxes have either been duly and timely paid to the proper governmental authorities or set aside and reserved in accounts for such purposes (including, but not limited to any tax required by Chapter 201 of Title XIV of the Florida Code).

                  (aa) TITLE TO PROPERTIES; ENCUMBRANCES. Except as set forth on
SCHEDULE 2.1(AA), there are no material real property, leaseholds, or other interests therein owned by the Company not reflected in the Company's financial statements included in the Company's Annual Report on Form 10-K for the year ended October 31, 1998. The Company owns (with good and marketable title in the case of real property) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own. Except as set forth on SCHEDULE 2.1(AA), all material properties and assets are free and clear of all encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature, except with respect to all such properties and assets, (i) mortgages or security interests securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (ii) liens for current taxes not yet due, and (iii) with respect to real property, (A) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value, or impairs the use, of the property subject thereto, or impairs the operations the Company or any of its subsidiaries, and
(B) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plans, and structures owned by the Company or any of its subsidiaries lie wholly within the boundaries of the real property owned by the Company or such subsidiaries, and do not encroach upon the property of, or otherwise conflict with the property rights of, any other person.

                  (bb) NO VIOLATION OF CREDITOR COVENANTS. Except as set forth on SCHEDULE 2.1(BB) or unless waivers in writing have been obtained with respect thereto, no event of default has occurred and is continuing (or event which with lapse of time or notice of both would constitute such an event) under any of the revolving credit facilities or other financing arrangements of the Company or any of its subsidiaries.

                  (cc) EFFECTIVENESS OF SEC FILINGS. The SEC has not issued any stop order or other order suspending the effectiveness of any registration involving the Company or any of its subsidiaries.

                  (dd) ACKNOWLEDGMENT REGARDING INVESTORS' PURCHASE OF SECURITIES. The Company acknowledges and agrees that the Investors are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Investors' purchase of the Securities. The Company further represents to each Investor that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

                  (ee) FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  (ff) YEAR 2000 COMPLIANCE. The Company's computer systems (both hardware and software) and telephone systems used in connection with the Business (collectively the "COMPUTER SYSTEM") are in good working order. The Company reasonably believes that its Computer System (i) shall accurately input, process and output all date and time data, from years in the same century or in different centuries, including by yielding correct results in arithmetic operations, comparisons and sorting of date and time data and in leap year calculations, and (ii) will not abnormally cease to operate, return an error message or otherwise fail due to date- or time-related processing or due to the then-current date being before, on or after January 1, 2000 or any other date.

         Section 2.2 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each of the Investors, severally (as to itself) and not jointly, hereby makes the following representations and warranties to the Company as of the date hereof and on the Closing Date:

                  (a) AUTHORIZATION; ENFORCEMENT. (i) Such Investor has the requisite power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to purchase the Series C Preferred Stock being sold hereunder and to acquire the Warrants, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by such Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement constitutes, and upon execution, issuance and delivery thereof the Registration Rights Agreement will constitute, valid and binding obligations of such Investor enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                  (b) NO CONFLICTS. The execution, delivery and performance by such Investor of this Agreement and the Registration Rights Agreement, the performance by such Investor under the terms of the Articles of Amendment and Warrants, and the consummation by such Investor of the transactions contemplated hereby and thereby do note and will not result in a violation of such Investor's organizational documents.

                  (c) INVESTMENT REPRESENTATION. Such Investor is purchasing the Series C Preferred Stock and the Warrants for its own account and not with a view to distribution thereof in violation of any securities laws. Such Investor has no present intention to sell the Series C Preferred Stock, Warrants, Common Shares or Warrant Shares in violation of Federal or state securities laws and such Investor has no present arrangement (whether or not legally binding) to sell the Series C Preferred Stock, Warrants, Common Shares or Warrant Shares to or through any person or entity; PROVIDED, HOWEVER, that by making the representations herein, such Investor does not agree to hold the Series C Preferred Stock, Warrants, Common Shares or Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Series C Preferred Stock, Warrants, Common Shares or Warrant Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

                  (d) ACCREDITED INVESTOR. Such Investor is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Act. Such Investor has such knowledge and experience in financial and business matters in general and investments in particular that it is able to evaluate the merits and risks of an investment in the Series C Preferred Stock and the Warrants and to protect its own interests in connection with such investment. In addition (but without limiting the effect of the Company's representations and warranties contained herein), such Investor has received such information as it considers necessary or appropriate for deciding whether to purchase the Series C Preferred Stock and the Warrants pursuant hereto.

                  (e) RULE 144. Such Investor understands that there is no public trading market for the Series C Preferred Stock or the Warrants, that none is expected to develop, and that the Series C Preferred Stock and the Warrants must be held indefinitely unless such Series C Preferred Stock or Warrants are converted or exercised, as the case may be, and the Common Shares or Warrant Shares, as the case may be, are registered under the Act or an exemption from registration is available. Such Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

                  (f) BROKERS. Such Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

                  (G) NOT AN AFFILIATE. Such Investor is not an officer, director or "affiliate" (as defined in Rule 405 of the Act) of the Company.

                  (h) RELIANCE BY THE COMPANY. Such Investor understands that the Series C Preferred Stock and Warrants are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Series C Preferred Stock and Warrants.

                                   ARTICLE III

                                    COVENANTS

         Section 3.1 REGISTRATION AND LISTING; EFFECTIVE REGISTRATION. Until such time as no Series C Preferred Stock or Warrants are outstanding, the Company will cause the Common Stock to continue at all times to be registered under Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Series C Preferred Stock or Warrants are outstanding, the Company shall continue the listing or trading of the Common Stock on the Nasdaq National Market or one of the other Approved Markets and shall comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Nasdaq National Market or such other Approved Market on which the Common Stock is listed and the National Association of Securities Dealers ("NASD"). The Company shall cause the Common Shares and the Warrant Shares to be listed on the Nasdaq National Market (or, if the Common Stock is listed on another of the Approved Markets, on such other Approved Market) no later than the registration of the Common Shares or the Warrant Shares under the Act, and at all times shall continue such listing(s) on one of the Approved Markets on which the Common Stock is listed. As used herein and in the Registration Rights Agreement, the Articles of Amendment and the Warrants, the term "EFFECTIVE REGISTRATION" shall mean that (a) all registration obligations of the Company pursuant to the Registration Rights Agreement have been satisfied, (b) such registration is not subject to any suspension or stop order, (c) the prospectus for each of the Common Shares issuable upon conversion of the Series C Preferred Stock and the Warrant Shares issuable upon exercise of the Warrants is current, (d) such Common Shares and Warrant Shares are listed for trading on one of the Approved Markets and such trading has not been suspended for any reason, (e) none of the Company or any direct or indirect subsidiary of the Company is subject to any bankruptcy, insolvency or similar proceeding, and (f) no Interfering Event (as defined in Section 2(b) of the Registration Rights Agreement) exists.

         Section 3.2 SERIES C PREFERRED STOCK ON CONVERSION AND WARRANTS ON EXERCISE.

                  (a) Upon any conversion by an Investor (or then holder of Series C Preferred Stock) of the Series C Preferred Stock pursuant to the terms thereof, the Company shall issue and deliver to such Investor (or holder) within three (3) Trading Days (as defined in the Articles of Amendment) of the Conversion Date (as defined in the Articles of Amendment) a new certificate or certificates for the number of shares of Series C Preferred Stock which such Investor (or holder) has not yet elected to convert but which are evidenced in part by the certificate(s) submitted to the Company in connection with such conversion (with the number of and denomination of such new certificate(s) designated by such Investor or holder).

                  (b) Upon any partial exercise by an Investor (or then holder of the Warrants) of the Warrants, the Company shall issue and deliver to such Investor (or holder) within three (3) days of the date on which such Warrants are exercised, a new Warrant or Warrants representing the number of adjusted Warrant Shares, in accordance with the terms of Section 2 of the Warrants.

         Section 3.3 REPLACEMENT CERTIFICATES AND WARRANTS.

                  (a) The certificate(s) representing the shares of Series C Preferred Stock held by any Investor (or then holder) may be exchanged by such Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of shares of Series C Preferred Stock, as requested by such Investor (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

                  (b) The Warrants will be exchangeable at the option of any Investor (or then holder of the Warrants) at the office of the Company for other Warrants of different denominations entitling such Investor (or the holder thereof) to purchase in the aggregate the same number of Warrant Shares as are purchasable under such Warrants. No service charge will be made for such transfer or exchange.

         Section 3.4 EXPENSES. The Company shall pay in immediately available funds, at the Closing and promptly upon receipt of any further invoices relating to same, all reasonable due diligence fees and expenses and attorneys' fees and expenses of the Investors' Counsel incurred by the Investors in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement, the Articles of Amendment, the Warrants and the related agreements and documents and the transactions contemplated hereunder and thereunder; PROVIDED, HOWEVER, that the Company shall have no obligation under this Section 3.4 to make any payments in excess of $50,000. At Closing, the Company shall pay the amount due for such fees and expenses (which may include fees and expenses estimated to be incurred for completion of the transaction including post-closing matters). In the event such amount is ultimately less than the actual fees and expenses, the Company shall promptly pay such deficiency upon receipt of an invoice regarding same.

         Section 3.5 SECURITIES COMPLIANCE. The Company shall notify the SEC and the Nasdaq National Market, in accordance with their requirements, of the transactions contemplated by this Agreement, the Articles of Amendment, the Registration Rights Agreement and the Warrants, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of the Series C Preferred Stock hereunder, the Common Shares issuable upon conversion thereof, the Warrants and the Warrant Shares issuable upon exercise of the Warrants.

         Section 3.6 DIVIDENDS OR DISTRIBUTIONS. So long as at least 20% of the shares of Series C Preferred Stock or Warrants issued on the Closing Date remain outstanding, the Company agrees that it shall not (a) declare or pay any dividends or make any distributions to any holder or holders of Common Stock, or
(b) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

         Section 3.7 NOTICES. The Company agrees to provide all holders of Series C Preferred Stock and Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders and within one (1) day after release, copies of all press releases issued by the Company or any of its subsidiaries.

         Section 3.8 USE OF PROCEEDS. The Company agrees that the proceeds received by the Company from the sale of the Series C Preferred Stock hereunder shall be used for paying holders of the Company's Series B Preferred Stock and for general working capital purposes.

         Section 3.9 ADJUSTMENTS. Except for the transactions set forth on
SCHEDULE 3.9, if at any time within twelve (12) months from the Closing Date the Company sells or issues Common Stock (or other equity securities or rights exercisable or exchangeable for, or convertible into, Common Stock or such other equity securities including debt with an equity component) at an effective or maximum sale price less than the then applicable Conversion Price (as defined in the Articles of Amendment and as adjusted pursuant to the terms thereof), then the Conversion Price will be adjusted in accordance with Section 3(c)(i) of the Articles of Amendment.

         Section 3.10 RESERVATION OF STOCK ISSUABLE UPON CONVERSION OF SERIES C PREFERRED STOCK AND UPON EXERCISE OF THE WARRANTS. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock and the exercise of the Warrants, free of preemptive rights, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock and the full exercise of the Warrants, and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Series C Preferred Stock and the full exercise of the Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation engaging in Best Efforts (as defined in the Articles of Amendment) to obtain the requisite shareholder approval. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of conversion of the Series C Preferred Stock and the exercise of the Warrants such number of authorized but unissued shares of Common Stock PROVIDED that the number of the shares of Common Stock so reserved shall at no time be less than the number of shares of Common Stock for which the shares of Series C Preferred Stock are at any time convertible, assuming a Conversion Price of $4.00, and 105% of the aggregate shares issuable on exercise of the Warrants, which numbers may be reduced by the number of Common Shares or Warrant Shares actually delivered pursuant to conversion of the Series C Preferred Stock or exercise of the Warrants and shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock. If the Company falls below the reserves specified in the immediately preceding sentence and does not cure such non-compliance within thirty (30) days of its start, then the Investors will be entitled to the discount adjustments specified in Section 2(b)(i) of the Registration Rights Agreement. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all the then outstanding shares of Series C Preferred Stock or the full exercise of the Warrants, the Investors shall be entitled to, INTER ALIA, the premium price redemption rights provided in the Registration Rights Agreement.

         Section 3.11 BEST EFFORTS. The parties shall use their Best Efforts to satisfy timely each of the conditions described in Article IV of this Agreement.

         Section 3.12 FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Series C Preferred Stock, Warrants, Common Shares and Warrant Shares, as required under Regulation D, and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Series C Preferred Stock, Warrants, Common Shares and Warrant Shares for sale to the Investors at the applicable Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Investor on or prior to the Closing Date.

         Section 3.13 NO SENIOR INDEBTEDNESS; LIMITATION ON ISSUANCE OF EQUITY.

                  (a) Until ninety (90) days after the Registration Statement has been declared effective by the SEC and the Common Shares are subject to Effective Registration, neither the Company nor any of its subsidiaries will issue any equity securities or instruments or rights convertible into or exchangeable or exercisable for any equity securities except pursuant to presently outstanding convertible securities and The Able Telcom Holding Corp. 1995 Stock Option Plan, as amended, other options to employees of the Company and its subsidiaries, or under the transactions set forth on SCHEDULE 3.13.

                  (b) For a period of twelve (12) months following the Closing, except as consented to in writing by the Investors, the Company shall not issue or grant (i) any convertible securities the terms of which do not provide for a fixed rate of conversion throughout the term of the security or (ii) any option, warrant or other right to purchase securities of the Company whose exercise is contingent upon, or whose price is determined with respect to, the market price for the Common Stock; PROVIDED, HOWEVER, that the twelve month period shall be extended one day for each day that there is not Effective Registration.

         Section 3.14 DELISTING; BEST EFFORTS. If required, the Company will use its Best Efforts to obtain promptly shareholder approval pursuant to Rule 4460(i) of Nasdaq Stock Market Marketplace Rules (or otherwise obtain Nasdaq Stock Market approval) authorizing the issuance of all Common Shares and Warrant Shares issuable upon the conversion of any shares of Series C Preferred Stock or the exercise of any Warrants ("SHAREHOLDER APPROVAL"), including by calling a special meeting of such shareholders within ten (10) days, and holding such meeting forty-five (45) days of the date of any such attempted conversion or, if the Trading Price (as defined in the Articles of Amendment) has decreased by more than 20% over the preceding thirty (30) days, then forty-five (45) days shall be increased to sixty (60) days) and having the Company's Board of Directors recommend such approval in a proxy statement. Without limiting the foregoing, the Company shall, in any event, use its Best Efforts obtain such Shareholder Approval no later than the Company's next annual meeting of shareholders following the Closing Date. If a conversion of any shares of Series C Preferred Stock in whole or in part for Common Shares by an Investor could result in the Company being delisted from the Nasdaq National Market for issuing in excess of 20% of its outstanding Common Stock to the Investors without the Shareholder Approval, then the Company, upon the Investor's request, must redeem any and all Series C Preferred Stock covered by the applicable Conversion Notice (as defined in the Articles of Amendment) and any and all Series C Preferred Stock that would, if a Conversion Notice for all shares of Series C Preferred Stock were then delivered, result in the Company being subject to such delisting, at a price equal to 120% of the Liquidation Value (as defined in the Articles of Amendment).

         Section 3.15 REGISTRATION RIGHTS. The Company shall file and use its Best Efforts to cause to become effective, as promptly as possible, a registration statement on Form S-3 under the Act (or in the event that the Company becomes ineligible to use such form, such other form as the Company is eligible to use under the Act) covering the resale of the Common Shares and the Warrant Shares issuable upon the conversion of the shares of Series C Preferred Stock and the exercise of the Warrants, respectively, and shall take all action necessary to qualify the Common Shares and the Warrant Shares under all applicable state securities laws, all in accordance with the Registration Rights Agreement to be entered into by the Company and the Investors at the Closing.

         Section 3.16 LEGENDS. Upon effectiveness of the Registration Statement, as amended from time to time, the Common Shares and the Warrant Shares and certificates evidencing the same shall at all times be free of legends (except as otherwise provided herein or in the Articles of Amendment, Warrants, Registration Rights Agreement), "stop transfers", "stock transfer restrictions" or other restrictions.

         Section 3.17 CORPORATE EXISTENCE. The Company will take all reasonable steps necessary to preserve and continue the corporate existence and solvency of the Company. So long as an Investor beneficially owns any Series C Preferred Stock, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (a) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (b) is a publicly traded corporation whose Common Stock is listed for trading on an Approved Market.

         Section 3.18 RIGHT OF FIRST REFUSAL. Except for the transactions set forth on SCHEDULE 3.18 and as contemplated by this Agreement, the Company shall not, on or prior to the date which is 12 months following the Closing Date, offer, sell, contract or otherwise issue or deliver any securities in a private placement or other transaction (other than in connection with an employee stock purchase or similar plan or an acquisition of another company), unless such offer, sale, contract, issuance or delivery is first offered to the Investors. The Company shall make such offer by providing the Investors with written notice of the Company's intention to enter into the such a transaction together with a term sheet containing the economic terms and significant provisions thereof and any other information reasonably requested by the Investors (the "OFFER"). Such Offer shall be given with respect to each such transaction contemplated by the Company. Each Investor shall have twenty (20) Trading Days from receipt of the Offer to deliver a written notice to the Company that such Investor wishes to accept the Offer in whole or in part (subject to satisfactory due diligence and reasonably acceptable definitive documentation) for the private placement. If an Investor rejects the Offer or fails to respond within such twenty (20) Trading Day period, then the Company shall be permitted to complete such private placement without such Investor on terms and conditions substantially the same as those contained in the Offer. If any private placement is contemplated on terms and conditions not substantially the same as those contained in the Offer, then such private placement shall be deemed a new private placement and the Investors shall again be entitled to receive an Offer for such private placement on such new terms and conditions (and/or with such new definitive documentation if applicable). If an Investor accepts the Offer but fails to close the private placement within thirty (30) Trading Days of acceptance of the Offer for any reason other than (a) any breach by the Company of its obligations hereunder or thereunder, (b) any delay by the Company or reasonable delay by such Investor in connection with execution of definitive documentation, (c) failure of the parties to reasonably agree on definitive documentation, or (d) reasonable dissatisfaction by such Investor with their due diligence examination, the Offer to such Investor shall terminate and such Investor shall not be entitled to receive any Offer in any future private placement.

         Section 3.19 DUE DILIGENCE. From the date hereof through the Additional Closing Date, the Company shall provide each Investor with reasonable access to the information and/or persons necessary for such Investor to conduct its financial, accounting, operational and legal due diligence in a manner satisfactory to such Investor in its sole discretion.

                                   ARTICLE IV

                             CONDITIONS TO CLOSINGS

         Section 4.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE SERIES C PREFERRED STOCK. The obligation hereunder of the Company to issue and/or sell the Series C Preferred Stock to the Investors at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  (a) ACCURACY OF THE INVESTORS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Investor will be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which will be true and correct in all material respects as of such date).

                  (b) PERFORMANCE BY THE INVESTORS. Each and every Investor shall have performed all agreements and covenants and satisfied all conditions required to be performed or satisfied by it at or prior to the Closing.

                  (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Articles of Amendment or the Warrants.

                  (d) EXCHANGE AGREEMENT. The execution and delivery of the Exchange Agreement (as defined in the Registration Rights Agreement) by each party thereto and the consummation of the transactions contemplated thereunder.

         Section 4.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE INVESTORS TO PURCHASE THE SERIES C PREFERRED STOCK. The obligation hereunder of each Investor to acquire and pay for the Series C Preferred Stock at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for each Investor's benefit and may be waived by each Investor at any time in its sole discretion.

                  (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time

(except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).

                  (b) PERFORMANCE BY THE COMPANY. The Company shall have performed all agreements and covenants and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

                  (c) NASDAQ NATIONAL MARKET. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC, the Nasdaq National Market (or other Approved Market) or the NASD, and trading in securities generally as reported by the Nasdaq National Market (or other Approved Market) shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by the Nasdaq National Market, and the Common Stock shall not have been delisted from the Nasdaq National Market (or any other Approved Market where they are currently listed).

                  (d) NO INJUNCTION. No statute, rule, regulation, executive, judicial or administrative order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Articles of Amendment or the Warrants.

                  (e) OPINION OF COUNSEL. At the Closing, the Investors shall have received an opinion of counsel to the Company in the form attached hereto as EXHIBIT 4.2(E) and such other opinions, certificates and documents as the Investors or their counsel shall reasonably require incident to the Closing.

                  (f) REGISTRATION RIGHTS AGREEMENT. The Company and the Investors shall have executed and delivered the Registration Rights Agreement in the form and substance of EXHIBIT 4.2(F) attached hereto.

                  (g) ADVERSE CHANGES. Since July 31, 1999, the date through which the most recent report of the Company on Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no event shall have occurred which had or is likely to have, in the reasonable judgment of the Investors, a Material Adverse Effect on the Company or any of its direct or indirect subsidiaries, except as otherwise reflected in other SEC Documents filed or press releases issued as of a date subsequent to July 31, 1999.

                  (h) OFFICER'S CERTIFICATE. The Company shall have delivered to the Investors a certificate in form and substance satisfactory to the Investors and the Investors' Counsel, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Charter, By-Laws, good standing of and authorizing resolutions of the Company.

                  (i) SERIES C PREFERRED STOCK AND WARRANTS. The Investors shall have received certificates representing the shares of Series C Preferred Stock and the Warrants in the form and substance of EXHIBIT 1.1B hereto.

                  (j) DUE DILIGENCE. Each Investor shall have completed its financial, accounting, operational and legal due diligence in a manner satisfactory to such Investor in its sole discretion.

                  (k) CONSENTS. The Company shall have received and delivered to the Investors (i) the consent of all applicable lenders, to the extent required, to the issuance of the Series C Preferred Stock and (ii) the waiver of any and all pending events of default (or pending events which with the lapse of time or notice or both would constitute an event of default) thereunder.

                  (l) EXCHANGE AGREEMENT. The execution and delivery of the Exchange Agreement by each party thereto and the consummation of the transactions contemplated thereunder.

                                    ARTICLE V

                              ADDITIONAL PURCHASES

         Section 5.1. OPTIONS FOR ADDITIONAL PREFERRED SHARES.

         During the period from the Closing Date to (but excluding) the 240th day following the Closing Date, the Investors shall have the right (but not the obligation), upon written notice to the Company, to purchase additional Preferred Shares for an aggregate purchase price of $15,000,000 (Fifteen Million U.S. Dollars), at a price per share equal to the price per share set forth in
Section 1.1(b), having the rights, designations and preferences set forth in the Articles of Amendment (as then in effect, including, without limitation, the Conversion Price), and having the benefits of the Registration Rights Agreement and this Agreement; PROVIDED, HOWEVER, that such 240-day period shall be extended by 1.5 days for each day after Registration Deadline (as defined in the Registration Rights Agreement) that there is not Effective Registration.

         Section 5.2. NOTICES; ADDITIONAL CLOSING DATE.

                  (a) Any notice referred to in Section 5.1 shall be given by facsimile and by overnight courier to the Company.

                  (b) The closing of the purchase and sale of additional shares of Series C Preferred Stock pursuant to Section 5.1 shall take place at the offices of counsel to the Investors at 10:00 a.m., local time (the "ADDITIONAL CLOSING") on the date on which the last of the conditions set forth in this
Article V shall be fulfilled or waived in accordance herewith, or such other time and place and/or on such other date as the Investors and the Company may agree. The date and time at which the Additional Closing occurs is referred to herein as the "ADDITIONAL CLOSING DATE."

                  (c) On the Additional Closing Date, the Company shall deliver to each Investor (i) a certificate or certificates (with the number of an denomination of such certificates requested by such Investor) representing the shares of Series C Preferred

Stock purchased at the Additional Closing by such Investor registered in the name of the Investor or its nominee.

                  (d) The purchase price for any shares of Series C Preferred Stock issued incident to a notice pursuant to this Section shall be paid by each Investor, severally in proportion to such Investor's then holdings, by wire transfer of immediately available federal funds to such account as the Company shall specify in writing to such Investor, or, at such Investor's election, to an account of an agent designated by such Investor.

         Section 5.3 CONDITIONS OF THE COMPANY TO THE ADDITIONAL CLOSING. The obligation of the Company to issue the shares of Series C Preferred Stock to the Investors at the Additional Closing is subject to the satisfaction, at the Additional Closing Date, of the conditions set forth in Section 4.1 as of such Additional Closing Date as if made as of such Additional Closing Date.

         Section 5.4 CONDITIONS OF EACH INVESTOR TO THE ADDITIONAL CLOSING. The obligations of each Investor with respect to the Additional Closing to acquire and pay for the shares of Series C Preferred Stock are subject to the satisfaction, at the Additional Closing Date, of each of the conditions set forth in each paragraph of Section 4.2, except paragraphs (f) and (j), as of the Additional Closing Date as if made as of the Additional Closing Date and to the additional conditions set forth below:

                  (a) There are not, and have not been in any of the preceding thirty (30) Trading Days any Interfering Event; and

                  (b) The Company is not then in material breach of any of the Transaction Documents.

                                   ARTICLE VI

                                LEGEND AND STOCK

         Section 6.1. The Company will issue one or more certificates representing the shares of Series C Preferred Stock and the Warrants in the name of the applicable Investor and in such denominations to be specified by such Investor prior to (or from time to time subsequent to) Closing. Each certificate representing the Series C Preferred Stock and the Warrants initially shall be stamped or otherwise imprinted with a legend substantially in the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY

         APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         The Company agrees to reissue the shares of Series C Preferred Stock and the Warrants without the legend set forth above at such time as (a) the holder thereof is permitted to dispose of such Series C Preferred Stock and/or Warrants and Common Stock issuable upon conversion or exercise thereof pursuant to Rule 144(k) under the Act, or (b) such shares of Series C Preferred Stock and/or Warrants are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance customary for opinions of counsel in similar transactions) are able to dispose of such shares publicly without registration under the Act.

         Prior to the Registration Statement being declared effective, any Common Shares issued pursuant to conversion of the Series C Preferred Stock or Warrant Shares issued upon exercise of the Warrants shall bear a legend in the same form as the legend indicated above. Upon such Registration Statement becoming effective, the Company agrees to promptly, but no later than three (3) Trading Days thereafter, issue new certificates representing such Common Shares and Warrant Shares without such legend. Any Common Shares issued pursuant to conversion of the Series C Preferred Stock and any Warrant Shares issued upon exercise of the Warrants after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders. Notwithstanding the removal of such legend, each Investor agrees to sell the Common Shares and Warrant Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to such Investor by the Company), if any, or in accordance with an exception from the registration requirements of the Act.

         Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement.

                                   ARTICLE VII

                                   TERMINATION

         Section 7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by the unanimous written consent of the Company and each of the Investors.

         Section 7.2 OTHER TERMINATION. This Agreement may be terminated by action of the Board of Directors of the Company or by any of the Investors at any time if the Closing shall not have been consummated by the fifth Trading Day following the date of this Agreement; PROVIDED, HOWEVER, that the party (or parties) prepared to close shall retain its (or their) right to sue for any breach by the other party (or parties).

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 STAMP TAXES. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Series C Preferred Stock and the Warrants pursuant hereto, the Common Shares issued upon conversion of the Series C Preferred Stock and the Warrant Shares issued upon exercise of the Warrants.

         Section 8.2 SPECIFIC PERFORMANCE; CONSENT TO JURISDICTION; JURY TRIAL.

                  (a) The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (b) THE COMPANY AND EACH OF THE INVESTORS (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, THE NEW YORK STATE COURTS AND OTHER COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND EACH OF THE INVESTORS CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

                  (c) THE COMPANY AND EACH OF THE INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

         Section 8.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Registration Rights Agreement, the Warrants, the Articles of Amendment and the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. In the event of a conflict or inconsistency between this Agreement and any term of the Articles of Amendment, the Articles of Amendment shall prevail. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         Section 8.4 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

                  to the Company:

                                Able Telcom Holding Corp.
                                1000 Holcomb Woods Parkway
                                Suite 440
                                Roswell, Georgia  30076
                                Attention: Billy V. Ray, President and Chief
                                           Executive Officer
                                Facsimile: (770) 993-8703

                  with copies to:

                                Paul, Hastings, Janofsky & Walker LLP
                                600 Peachtree Street, N.E.
                                Suite 2400
                                Atlanta, Georgia  30308-2222
                                Attention: Wayne Shortridge
                                Facsimile: (404) 815-2424

                  to the Investors:

                                The Palladin Group, L.P.
                                195 Maplewood Avenue
                                Maplewood, New Jersey  07040
                                Facsimile: (973) 313-6491
                                Attention: Robert L. Chender

                  with copies to:

                                Arnold & Porter
                                555 Twelfth Street, NW
                                Washington, D.C.  20004
                                Attention: L. Stevenson Parker, Esq.
                                Facsimile: (202) 942-5999

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

         Section 8.5 INDEMNITY. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees but excluding consequential damages) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

         Section 8.6 WAIVERS. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 8.7 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 8.8 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of all Investors (which consent may be withheld for any reason in their sole discretion), except that the Company may assign this Agreement in connection with the sale of all or substantially all of its assets, PROVIDED that the Company is not released from any of its obligations hereunder, such assignee assumes all obligations of the Company hereunder, and appropriate adjustment of the provisions contained in this Agreement, the Registration Rights Agreement, the Articles of Amendment and the Warrants is made, in form and substance satisfactory to the Investors, to place the Investors in the same position as they would have been but for such assignment, in accordance with the terms of the Articles of Amendment and the Warrants. Any Investor may assign this Agreement (in whole or in part) or any rights or obligations hereunder without the consent of the Company in connection with any sale or transfer of shares of the Series C Preferred Stock or Warrants held by such Investor, PROVIDED that such Investor may not assign this Agreement prior to the Closing Date without the Company's prior written consent except to an affiliate or affiliates of such Investor.

         Section 8.9 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 8.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND, WHERE APPLICABLE, FEDERAL LAW..

         Section 8.11 SURVIVAL. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the Closing. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, PROVIDED that no such severability shall be effective if it were to materially change the economic benefit of this Agreement to any party.

         Section 8.12 EXECUTION. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

         Section 8.13 PUBLICITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without such Investor's consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees that it will deliver a copy of any public announcement regarding the matters covered by this Agreement, the Registration Rights Agreement, the Articles of Amendment or the Warrants or any agreement and document executed herewith and therewith to each Investor and any public announcement including the name of an Investor to such Investor, reasonably in advance of the release of such announcements. The Company will provide the Investor the opportunity to review and comment on any press release announcing consummation of the Closing or any other press release describing or referring to the transactions contemplated hereby.

         Section 8.14 SEVERABILITY. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warranties, agreements, acts or omissions of any other Investor, and that any rights granted to Investors hereunder shall be enforceable by each Investor hereunder.

         Section 8.15 LIKE TREATMENT OF HOLDERS; REDEMPTION. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption or conversion of the shares of Series C Preferred Stock or exercise of the Warrants, or otherwise, to any holder of Series C Preferred Stock or the Warrants, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Articles of Amendment or this Agreement or the Registration Rights Agreement or the Warrants, unless such consideration is required to be paid to all holders of Series C Preferred Stock and Warrants bound by such consent, waiver or amendment whether or not such holders so consent, waive or agree to amend and whether or not such holders tender their shares of Series C Preferred Stock or Warrants for redemption, conversion or exercise. The Company shall not, directly or indirectly, redeem any shares of the Series C Preferred Stock unless such offer of redemption is made PRO RATA to all holders of Series C Preferred Stock on identical terms.

         Section 8.16 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         Section 8.17 FORCE MAJEURE. The Company shall not be liable for any default or delay in the performance of its obligations under this Agreement if and only to the extent such delay or default is caused by Force Majeure; PROVIDED, HOWEVER, that no event of Force Majeure shall excuse any such default or delay for longer than an aggregate of thirty (30) days in any calendar year.

 [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        ABLE TELCOM HOLDING CORP.

                                        By: ________________________________
                                            Name:
                                            Title:

                                        INVESTORS:

                                        HALIFAX FUND, L.P.

                                        By: The Palladin Group, L.P., as
                                            Investment Manager

                                        By: ________________________________
                                            Name:  Robert L. Chender
                                            Title: Managing Director

                                        THE GLENEAGLES FUND COMPANY

                                        By: The Palladin Group, L.P., as
                                            Investment Manager

                                        By: ________________________________
                                            Name:  Robert L. Chender
                                            Title: Managing Director

                                        PALLADIN OVERSEAS FUND LIMITED

                                        By: The Palladin Group, L.P., as
                                            Investment Manager

                                        By: ________________________________
                                            Name:  Robert L. Chender
                                            Title: Managing Director

                                        PALLADIN PARTNERS I, L.P.

                                        By: Palladin Asset Management, LLC,
                                            as Investment Manager

                                        By: ________________________________
                                            Name:
                                            Title:

                                        LANCER SECURITIES (CAYMAN) LIMITED

                                        By: ________________________________
                                            The Palladin Group, L.P., as
                                            Investment Manager

                                        By: ________________________________
                                            Name:  Robert L. Chender
                                            Title: Managing Director

                                        PGEP III, LLC

                                        By: The Palladin Group, L.P., as
                                            Investment Manager

                                        By: ________________________________
                                            Name:  Robert L. Chender
                                            Title: Managing Director

                                        QUATTRO FUND LIMITED

                                        By:  Quattro Investors LP

                                        By: ________________________________
                                            Name:  Andrew Kaplan
                                            Title: Principal

                  [SIGNATURE PAGES TO ABLE TELCOM HOLDING CORP.
                 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT]

                             EXHIBITS AND SCHEDULES

Schedule I           List of Investors
Schedule 2(c)        Certain Rights to Capital Stock of the Company
Schedule 2.1(f)      Company Non-Compliance with SEC Rules
Schedule 2.1(o)      Litigation
Schedule 2.1(aa)     Certain Property Encumbrances
Schedule 2.1(bb)     Certain Events of Default
Schedule 3.9         Permitted Transactions
Schedule 3.13        Permitted Stock Option Transactions
Schedule 3.18        Permitted Convertible Security Transactions
Exhibit 1.1A         Form of Articles of Amendment
Exhibit 1.1B         Form of Warrant
Exhibit 2.1(a)       List of Subsidiaries
Exhibit 2.1(c)(i)    Certificate of Incorporation of the Company
Exhibit 2.1(c)(ii)   By-Laws of the Company
Exhibit 2.1(r)       Outstanding Securities Subject to Registration Rights, etc.
Exhibit 4.2(e)       Opinion of Company Counsel
Exhibit 4.2(f)       Registration Rights Agreement

                                    EXHIBIT I

                                           NUMBER OF SHARES OF        NUMBER                            RESTRICTED
                                                 SERIES C               OF                               OWNERSHIP
               INVESTOR                      PREFERRED STOCK         WARRANTS      PURCHASE PRICE       PERCENTAGE
               --------                      ---------------         --------      --------------       ----------
Halifax Fund, L.P.                               3,334                  1           $10,000,000            4.99%
The Gleneagles Fund Company                        333                  1            $1,000,000            4.99%
Palladin Overseas Fund Limited                     333                  1            $1,000,000            4.99%
Palladin Partners I, L.P.                          250                  1              $750,000            4.99%
Lancer Securities (Cayman) Limited                 333                  1            $1,000,000            4.99%
PGEP III, LLC                                      250                  1              $750,000            4.99%
Quattro Fund Limited                               167                  1              $500,000            4.99%

TOTAL
100%                                             5,000                  7           $15,000,000            4.99%

                                  SCHEDULE 2(C)

                 CERTAIN RIGHTS TO CAPITAL STOCK OF THE COMPANY

Shares Underlying Employee Options                            2,690,000
WorldCom Option                                               2,000,000
WorldCom Equity Award                                           300,000
Shares Underlying RoseGlen Warrants                             370,000
Shares Underlying Hancock Warrants                              409,505
Shares Underlying Series A Preferred Warrants                    62,200
                                                              ----------
                                                              5,831,705
                                                              ==========

                                 SCHEDULE 2.1(F)

                      COMPANY NON-COMPLIANCE WITH SEC RULES

The Company is compliant, as at this date, with all SEC Rules.

The Company may be required to file amendments to previously filed 10-Q's, 10-K and the Company may be required to file an amendment to its previously filed 8-K.

                                 SCHEDULE 2.1(O)

                                   LITIGATION

------------------------------------------------------------------------------------------------------------------------------
         DESCRIPTION OF LITIGATION               COUNSEL               RANGE OF POTENTIAL GAIN (LOSS), IF DETERMINABLE
------------------------------------------------------------------------------------------------------------------------------
                                                                           PROBABLE           REASONABLY POSSIBLE  REMOTE
------------------------------------------------------------------------------------------------------------------------------
     1.  WILLIAM CAUDILL V. ABLE - This    Vezina, Lawrence &                     -            25,000.00                    -
         litigation is pending in Fort       Piscitelli, PA
         Lauderdale, Florida and arises
         out of a handwritten
         contractual agreement between
         Mr. Caudill and a former
         executive of Able.  Mr. Caudill
         seeks contract damages in the
         amount of $250,000.00,
         including stock options.  Able
         denies any liability as the
         actions of the former executive
         in entering into such a
         contract were beyond his
         power,  a limitation well known
         by the Plaintiff.  Company
         management believes that its
         exposure will not exceed
         $25,000; however, the ultimate
         resolution of this matter is
         currently not determinable.
------------------------------------------------------------------------------------------------------------------------------
     2.  SIRIT TECHNOLOGIES V. ABLE - On     Paul, Hastings,                      -                    -                    -
         May 21, 1998, Sirit               Janofsky & Walker,
         Technologies, Inc. ("Sirit")              LLP
         field a lawsuit in the Unites
         States District Court for the
         Southern District of Florida,
         against the Able Telcom Holding
         Corp. ("Able" or the "Company")
         and Thomas M. Davidson
         ("Davidson"), who has since
         become a member of the Company's
         Board of Directors. Sirit asserts
         claims against the Company for
         tortuous interference, fraudulent
         inducement, negligent
         misrepresentation and breach of
         contract in connection with the
         Company's agreement to purchase
         the network construction and
         transportation systems business
         of MFS Network Technologies, Inc.
         ("MFSNT") from WorldCom, Inc.
         ("WorldCom") and seeks injunction
         relief and compensatory damages
         in excess of $100.0 million.
         Company management believes the
         plaintiff's case is baseless and
         will ultimately be resolved in
         favor of the Company.
------------------------------------------------------------------------------------------------------------------------------
     3.  SAFETY PRODUCTS V. DIAL - This        no counsel                         -              $10,000                    -
         action arises out of a claim for
         Goods Sold and Delivered pending
         in Polk County, Florida.
         Defendant is seeking payment for
         $10,346. Dial has not yet
         responded to the allegations.
         Company management continues to
         evaluate the facts of this case,
         the result of which are currently
         not determinable.


------------------------------------------------------------------------------------------------------------------------------
     4.  T.A.M.E. V. GEC - This suit,      Vezina, Lawrence &                     -                    -                    -
         pending in the Western District     Piscitelli, PA
         of Texas, claims breach of
         contract against GEC for
         terminating an assumed contract
         with T.A.M.E., a minority
         (female) owned corporation.
         T.A.M.E. claims contract damages
         in the amount of $250,000.00,
         punitive damages for
         Discrimination of $1,000,000.00
         and Defamation damages of an
         additional $1,000,000.00. GEC
------------------------------------------------------------------------------------------------------------------------------

                                       37

------------------------------------------------------------------------------------------------------------------------------
         has not yet answered the
         allegations as it first must seek
         a stay of the proceedings in
         order to demand Arbitration.
         Company management believes the
         plaintiff's case is baseless and
         will ultimately be resolved in
         favor of the Company.
------------------------------------------------------------------------------------------------------------------------------
     5.  FLI-LINE TOOL V. GEC - This       Vezina, Lawrence &                     -             $100,000                    -
         suit, pending in the Western        Piscitelli, PA
         District of Texas, claims
         breach of contract against GEC
         for terminating a construction
         contract and is seeking damages
         of $216,470.  GEC claims that
         no contract existed.  Company
         management continues to
         evaluate the facts of this
         case, the result of which are
         currently not determinable.
         Trial in February 2000.
------------------------------------------------------------------------------------------------------------------------------
     6.  DIAL V. LUNT AND QUICK - Dial      Ausley & McMullen                     -                    -                    -
         filed suit in Leon County,
         Florida for sums due and unpaid
         under a lump sum construction
         contract dated June 24, 1997.
         Lunt & Quick has counterclaimed
         alleging breach of contract by
         Dial for failure to properly
         perform the contract or to remedy
         any deficiencies in their work.
         Company management believes the
         plaintiff's case is baseless and
         will ultimately be resolved in
         favor of the Company.
------------------------------------------------------------------------------------------------------------------------------
     7.  ALPHATECH V. MFS - Alleged                                               -                    -                    -
         breach of contract, arising out
         of an alleged failure to adhere
         to the terms of certain Teaming
         Agreements relating to two
         projects, E-470 and the New
         Jersey Consortium. Alphatech is
         claiming damages of approximately
         $15 million . Company management
         continues to evaluate the facts
         of this case, the result of which
         are currently not determinable.
         This case is subject to the
         "contingent consideration"
         provisions of the MFSNT
         acquisition agreements, and
         together with all such claims is
         reserved at $5.0 million.
------------------------------------------------------------------------------------------------------------------------------
     8.  US PUBLIC TECHNOLOGIES V. MFS -    Raiford, Dixon &                      -                    -                    -
         Alleged breach of contract,         Thackston, LLP
         arising out of an alleged
         failure to adhere to the terms
         of a Teaming Agreement relating
         to the New Jersey Consortium
         project.  USPT's claim is set
         out in six counts.  They are
         claiming damages of  not less
         than $8.5 million in respect of
         each count.  Company management
         continues to evaluate the facts
         of this case, the result of
         which are currently not
         determinable.  This case is
         subject to the "contingent
         consideration" provisions of
         the MFSNT acquisition
         agreements, and together with
         all such claims is reserved at
         $5.0 million.


------------------------------------------------------------------------------------------------------------------------------
     9.  JOHN BERRY V. MFS - Alleged       Vezina, Lawrence &                     -            50,000.00                    -
         wrongful termination of             Piscitelli, PA
         employment contract and
         defamation.  Judgment (for John
         Berry) by default is being
         appealed.  Defendant seeks
         remaining amounts, including
         stock options, due under his
         employment or approximately
         $180,000.  Company management
         continues to evaluate the facts
         of this case, the result of
         which are
------------------------------------------------------------------------------------------------------------------------------

                                       38

------------------------------------------------------------------------------------------------------------------------------
         currently not determinable.
------------------------------------------------------------------------------------------------------------------------------
    10.  SHIPPING FINANCIAL, ET AL. V.       Paul, Hastings,                      -                    -                    -
         ABLE, GAINES ET AL. - Class       Janofsky & Walker,
         action suit claiming securities           LLP
         fraud based upon stock
         fluctuation from $21+ to
         $1.75.  Company management
         continues to evaluate the facts
         of this case, the result of
         which are currently not
         determinable.  However, Company
         management believes  there is
         sufficient insurance coverage
         to satisfy any judgment.
------------------------------------------------------------------------------------------------------------------------------
    11.  BAYPORT PIPELINE, INC. V. MFS     Jenkens & Gilchrist                    -                    -                    -
         NETWORK TECHNOLOGIES, INC. -
         This is an arbitration
         proceeding under the
         construction industry rules.
         Bayport alleges fraud, breach of
         contract, quantum meruit, and
         something called delay and
         hindrance. Bayport seeks
         approximately five and one half
         million dollars in damages,
         including approximately one
         million dollars which MFS holds
         as retainage. MFS is
         counterclaiming against Bayport
         for approximately one million
         dollars alleging faulty
         workmanship, bad faith, and
         breach of contract. A hearing is
         scheduled for late November, but
         this date could change. Company
         management continues to evaluate
         the facts of this case, the
         result of which are currently not
         determinable. The Company has
         reserved for all potential
         damages through the job and/or
         purchase accounting.
------------------------------------------------------------------------------------------------------------------------------
    12.  TAB ELECTRIC, INC. V. NEWBERRY     Paul L. Davis and                     -                    -                    -
         ALASKA, INC., MFS NETWORK             Associates
         TECHNOLOGIES AND FIREMAN'S FUND
         INSURANCE COMPANY - Tab Electric
         has sued MFSNT, Newberry and
         Fireman's for approximately one
         million dollars in connection
         with alleged negligence, breach
         of contract and other assorted
         claims. Tab's claims against MFS
         are based on negligence
         (negligent supervision) and quasi
         contract (MFS was enriched by
         Tab's extra work). Trial is set
         for April 17, 2000. There is an
         ongoing dispute as to whether
         WorldCom's insurer should pick up
         the defense costs and ultimate
         liability for this claim. Company
         management continues to evaluate
         the facts of this case, the
         result of which are currently not
         determinable. This case is
         subject to the "contingent
         consideration" provisions of the
         MFSNT acquisition agreements, and
         together with all such claims is
         reserved at $5.0 million.
         Additionally, the Company has
         reserved for all potential
         damages through the job and/or
         purchase accounting.


------------------------------------------------------------------------------------------------------------------------------
    13.  NEWBERRY  V. MFS NETWORK           Paul L. Davis and                     -                    -                    -
         TECHNOLOGIES - This is a              Associates
         separate arbitration proceeding
         wherein Newberry makes a claim
         for approximately three
         million, two hundred thousand
         dollars for alleged extra work
         outside of the original
         contract.  An arbitrator has
         only recently been appointed
         and discovery is just
------------------------------------------------------------------------------------------------------------------------------

                                       39

------------------------------------------------------------------------------------------------------------------------------
         beginning. The arbitration
         hearing will not be until late
         2000, at the earliest. Company
         management continues to evaluate
         the facts of this case, the
         result of which are currently not
         determinable. This case is
         subject to the "contingent
         consideration" provisions of the
         MFSNT acquisition agreements, and
         together with all such claims is
         reserved at $5.0 million.
         Additionally, the Company has
         reserved for all potential
         damages through the job and/or
         purchase accounting.
------------------------------------------------------------------------------------------------------------------------------
    14.  ALLSTATE V. MFS NETWORK               no counsel                         -                    -                    -
         TECHNOLOGIES - Subrogation matter
         that has been turned over to our
         insurance company with no
         deductible.
------------------------------------------------------------------------------------------------------------------------------
    15.  EVAN PLOTKA V. ABLE - Former      Vezina, Lawrence &                     -              $10,000                    -
         employee suing for breach of        Piscitelli, PA
         oral contract.  Company
         believes case has no merit.
------------------------------------------------------------------------------------------------------------------------------
    16.  GARDNER V. MARS -                                                 $350,000                    -                    -
         Indemnification under agreement
         with Mars. Plaintiff is suing
         Mars for personal injury.
         Plaintiff was formerly an Able
         employee. Case has been mediated
         unsuccessfully. Due for trial
         March 2000.
------------------------------------------------------------------------------------------------------------------------------
    17.  CENTRAL LOCATING SERVICE V.       Vezina, Lawrence &                     -              $20,000                    -
         Dial - Monies due under             Piscitelli, PA
         contract Dial has valid
         counterclaim for poor services.
------------------------------------------------------------------------------------------------------------------------------
    18.  STEVEN BATTERTON V. DIAL -          Hurley, Rogner,                $35,000                    -                    -
         Workers' Compensation claim.         Miller, Cox &
                                              Waranch, P.A.
------------------------------------------------------------------------------------------------------------------------------
    19.  BRAGG V. ABLE - EEOC action           no counsel                         -                    -                    -
         against Able.  Former employee
         claims age discrimination.
         Company believes there is zero
         likelihood of Plaintiff
         prevailing.
------------------------------------------------------------------------------------------------------------------------------
    20.  JAY LOUIS DICKSTEIN V. ABLE -       Paul, Hastings,                      -                    -                    -
         Suit by Shareholder that may      Janofsky & Walker,
         become class certified.                   LLP
         Company believes suit has no
         merit.
------------------------------------------------------------------------------------------------------------------------------
    21.  BRENDA AND JOHN DADDYSMAN V.          no counsel                         -                    -                    -
         H.C. CONNELL - motor vehicle
         accident, fully insured
------------------------------------------------------------------------------------------------------------------------------
    22.  LARRY ELROD V. KIGGINS & GEC -    Campbell & Campbell                    -                    -                    -
         GEC should RECEIVE $30,000 on
         countersuit for property damage.
------------------------------------------------------------------------------------------------------------------------------
    23.  BERNARD EVERTSEN V. AT&P -        Debbeld, Kaelber &                     -                    -                    -
         Workers' Compensation, it             Sage, P.A.
         appears that the Company has
         paid out full deductible.  Any
         further exposure would be that
         of the insurance company.
------------------------------------------------------------------------------------------------------------------------------
    24.  GAINESVILLE REGIONAL UTILITIES        no counsel                   $50,000                    -                    -
         V. DIAL - contract/negligence
         action.  The Company has a
         $50,000 deductible.


------------------------------------------------------------------------------------------------------------------------------
    25.  GILL V. COOPER TIRE - Workers'     Cannon, Meyer von                     -                    -             $100,000
         Compensation case against            Bremen & Goss
         Cooper Tire, small likelihood of
         recovery.
------------------------------------------------------------------------------------------------------------------------------
    26.  HORAN, KETCHEV - claim for         Raiford, Dixon &                      -                    -                    -
         legal services as 3rd party.        Thackston, LLP
         Able has denied claim.  It
         appears that statue has run.
         $0.00 factor.
------------------------------------------------------------------------------------------------------------------------------
    27.  LAMAR V. BUSHEA & DIAL -           Scott A. Cleary,                      -                    -                    -
         Automobile negligence case.  It          Esq.
         appears the Company has full
         coverage.
------------------------------------------------------------------------------------------------------------------------------
    28.  MURCHIE V. MFS NETWORK              Lester, Schwab,                      -                    -                    -
         TECHNOLOGIES - slip and fall         Katy & Dwyer
         case, fully insured.
------------------------------------------------------------------------------------------------------------------------------
    29.  MURRAY V. DIAL - sexual                                                  -                    -                    -
         harassment case, because of
         timing it appears that
         Plaintiff has gone away.
------------------------------------------------------------------------------------------------------------------------------

                                       40

------------------------------------------------------------------------------------------------------------------------------
    30.  OXFORD V. WILLIAMS & MFS            Paul, Hastings,                      -                    -                    -
         NETWORK TECHNOLOGIES - "right     Janofsky & Walker,
         of ways" case, has far reaching           LLP
         negative potential for
         Williams/WorldCom.  It appears
         that Able, as a subcontractor
         has no exposure.
------------------------------------------------------------------------------------------------------------------------------
    31.  KIMBERLY PHILLIPS V. DIAL  -         Smith, Hood &                       -              $10,000                    -
         motor vehicle accident, full            Perkins
         insurance coverage less the
         deductible.
------------------------------------------------------------------------------------------------------------------------------
    32.  RICHARD ORTIZ V. H.C. CONNELL -    Fisher & Rushmer                      -               $5,000                    -
         motor vehicle accident.
------------------------------------------------------------------------------------------------------------------------------
    33.  PYSCA V. MFS NETWORK               Raiford, Dixon &                      -                    -                    -
         TECHNOLOGIES - breach of            Thackston, LLP
         contract, no idea of range of
         potential.
------------------------------------------------------------------------------------------------------------------------------
    34.  ROSA ROCHA V. MFS NETWORK          Franklin L. Nolta                     -              $25,000                    -
         TECHNOLOGIES - motor vehicle
         accident in California, $1
         million policy with $25,000
         deductible.
------------------------------------------------------------------------------------------------------------------------------
    35.  SOUTHWEST GAS CORP. V. MFS                                               -                    -                    -
         NETWORK TECHNOLOGIES - gas line
         hit and damaged during boring.
         Gas leaked into a building
         resulting in an explosion. Able's
         subcontractor has tendered a
         defense through their carrier /
         unknown potential.
------------------------------------------------------------------------------------------------------------------------------
    36.  J'VON SPANN V. WORLDCOM - case                                           -                    -                    -
         against WorldCom
         (pre-acquisition) by employee
         for breach of employment
         contract.  To date we have not
         been brought into the case.
         Records have been subpoenaed and
         subpoenas have been complied
         with. It would appear that the
         Company has no exposure in this
         case.
------------------------------------------------------------------------------------------------------------------------------
    37.  SPITZ V. MFS - Subrogation                                          $5,740                    -                    -
         matter.
------------------------------------------------------------------------------------------------------------------------------
    38.  THORNTON V. AT&P - Slip & fall                                           -                    -                    -
         case.  It appears that Able has
         full insurance coverage.  The
         case originally filed against
         Florida Power, Able is brought
         in under rights of
         indemnification.
------------------------------------------------------------------------------------------------------------------------------
    39.  WHAT-A-BORE V. DIAL - contract     Monts & Ware, LLP                     -                    -                    -
         case.  Dial paid the monies
         being sought directly to the
         town of Hilliard, FL at the
         request/demand of Williams.
         What-a-Bore, as our
         subcontractor, had damage water
         and sewer lines. Counsel believes
         that Able can "set off" payments
         to the town against Plaintiff's
         claim which will basically cause
         a wash.
------------------------------------------------------------------------------------------------------------------------------
    40.  VICTORINA MITJANS V. TSCI -         Luks, Koleos &                 $40,000                    -                    -
         motor vehicle accident for            Santaniello
         which it appears the Company is
         clearly liable, insurance
         coverage with CNA is $1
         million.  It would appear the
         Company stands exposed for
         between $25,000 - $40,000
         including legal fees.
------------------------------------------------------------------------------------------------------------------------------
    41.  GASH ELECTRIC V. MFS NETWORK       Raiford, Dixon &                      -                    -                    -
         TECHNOLOGIES                        Thackston, LLP


------------------------------------------------------------------------------------------------------------------------------
    42.  DOUGLAS HINSON V. DIAL -                                                 -                    -              $20,000
         personal injury liability case
         in which the Company seriously
         questions liability.  Worst
         case scenario should settle for
         much less than the $50,000
         deductible.  To date the
         Company has denied liability
         and has turned the case over to
         the insurance carrier.
------------------------------------------------------------------------------------------------------------------------------
    43.  WISCONSIN CENTRAL V. MFS           Fraser, Stryker,                      -                    -                    -
         NETWORK TECHNOLOGIES - We have      Vaughn, Meusey,
         little
------------------------------------------------------------------------------------------------------------------------------

                                       41

------------------------------------------------------------------------------------------------------------------------------
         information on this case other      Olson, Boyer &
         than it is being handled        Bloch, P.C.
         through Greg Benak's office in
         Omaha.

------------------------------------------------------------------------------------------------------------------------------
    44.  WALTER DIXON V. ABLE -              McConnaughhay,                 $20,000                    -                    -
         Workers'  Compensation case,        Duffy, Coonrod,
         $100,000 deductible.              Pope & Weaver, P.A.
------------------------------------------------------------------------------------------------------------------------------
    45.  VIRGINIA FUHS V. MFS NETWORK        Donohue, Sabo,                       -                    -                    -
         TECHNOLOGIES - wrongful death          Varley &
         occurring February 4, 1998 in a     Armstrong, P.C.
         negligence case.  This matter
         should be covered under
         WorldCom policies which total
         $2 million.
------------------------------------------------------------------------------------------------------------------------------
    46.  RONALD WEST V. GEC - negligence                                          -                    -                    -
         action with a claim of a backed
         up sewer into a house and a cut
         finger leading to infection.
         Turned case over to the insurance
         company. The company has full
         coverage and will probably not
         even have to pay the deductible
         in this matter.
------------------------------------------------------------------------------------------------------------------------------
    47.  RAUL HERRERA V. MFS - motor
         vehicle accident with negligence
         claim originally served upon
         WorldCom in October 1999 and sent
         to the Company by certified mail
         on January 10, 2000. Forwarded to
         Allied on January 14, 2000. It is
         for an injury that happened on
         June 29, 1998. The Company is
         waiting for word from Larry
         Simons.
------------------------------------------------------------------------------------------------------------------------------
                      TOTAL                                              500,740.00           255,000.00           120,000.00
------------------------------------------------------------------------------------------------------------------------------

                                SCHEDULE 2.1(AA)

                          CERTAIN PROPERTY ENCUMBRANCES

All property is encumbered under a security agreement for a $35 million credit facility outstanding to NationsBank.

                                SCHEDULE 2.1(BB)

                            CERTAIN EVENTS OF DEFAULT

The Company has been informed that certain events of default may exist under the credit facility shown in Schedule 2.1(aa).

                                  SCHEDULE 3.9

                             PERMITTED TRANSACTIONS

1. Transactions between the Company and (i) MCI WorldCom, Inc. and WorldCom Network Services, Inc.; (ii) Triarc Companies, Inc.; or (iii) Foothill Capital Corporation, and/or Messrs. Peltz, May and Packer, or any affiliate of any of them.
2. Strategic investments in the Company or a subsidiary by an industry joint venture partner, industry supplier, or a customer thereof.
3. A public or private secondary offering with net proceeds to the Company of at least $20 million.

                                  SCHEDULE 3.13

                       PERMITTED STOCK OPTION TRANSACTIONS

1. Transactions between the Company and (i) MCI WorldCom, Inc. and WorldCom Network Services, Inc.; (ii) Triarc Companies, Inc.; or (iii) Foothill Capital Corporation, and/or Messrs. Peltz, May and Packer, or any affiliate of any of them.
2. Strategic investments in the Company or a subsidiary by an industry joint venture partner, industry supplier, or a customer thereof.
3. A public or private secondary offering with net proceeds to the Company of at least $20 million.

                                  SCHEDULE 3.18

                   PERMITTED CONVERTIBLE SECURITY TRANSACTIONS

1. Transactions between the Company and (i) MCI WorldCom, Inc. and WorldCom Network Services, Inc.; (ii) Triarc Companies, Inc.; or (iii) Foothill Capital Corporation, and/or Messrs. Peltz, May and Packer, or any affiliate of any of them.
2. Strategic investments in the Company or a subsidiary by an industry joint venture partner, industry supplier, or a customer thereof.
3. A public or private secondary offering with net proceeds to the Company of at least $20 million.

                                  EXHIBIT 1.1A

                          FORM OF ARTICLES OF AMENDMENT

                                  EXHIBIT 1.1B

                                 FORM OF WARRANT

                                 EXHIBIT 2.1(A)

                              LIST OF SUBSIDIARIES

Able ICP, Inc. (100%)
Able Telcom, C.A. (80%)
Able Telcom Do Brasil, LTDA (99.9%)
Able Telcom International, Inc. (100%)
Able Wireless, Inc. (100%)
Able Telecommunications & Power, Inc. (100%)
Georgia Electric Company (100%)
MFS Network Technologies, Inc. (100%)
MFS Network Technologies of D.C., Inc. (100%)
MFS Transportation Systems, Inc. (100%)
MFS TransTech, Inc. (80%)
Patton Management Corp. (100%)
Transportation Safety Contractors, Inc. (100%)
Southern Aluminum & Steel Corp. (100%)
Specialty Electronics Systems, Inc. (100%)

                                EXHIBIT 2.1(C)(I)

                   CERTIFICATE OF INCORPORATION OF THE COMPANY

                               EXHIBIT 2.1(C)(II)

                             BY-LAWS OF THE COMPANY

                                 EXHIBIT 2.1(R)

           OUTSTANDING SECURITIES SUBJECT TO REGISTRATION RIGHTS, ETC.

Thomas Davidson 118,286 shares

Shares underlying Series B Preferred Warrants 370,000

Shares underlying Hancock Warrants 409,505

Shares underlying Series A 62,200

                                 EXHIBIT 4.2(E)

                           OPINION OF COMPANY COUNSEL

                                 EXHIBIT 4.2(F)

                          REGISTRATION RIGHTS AGREEMENT

                                       55